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                                                                   EXHIBIT 23.3

                   CONSENT OF KLEINFELD, KAPLAN AND BECKER

                  [KLEINFELD, KAPLAN AND BECKER LETTERHEAD]

                                 CONSENT FORM



        The undersigned hereby consent to the incorporation by reference into the Registration Statement on Form S-3 of Dura Pharmaceuticals, Inc. of the use of our name and the statement with respect to us that appears under the heading "Experts" contained in the Registration Statement on Form S-3 (Registration No. 333-14321) and related Prospectus of Dura Pharmaceuticals, Inc.


                                                KLEINFELD, KAPLAN AND BECKER


                                                /s/ ALAN H. KAPLAN
                                                ------------------
                                                    Alan H. Kaplan


Dated: November 11, 1996